UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2007

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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

363 N. Sam Houston Parkway E., Suite 2020
Houston, Texas 77060
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (281) 847-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On September 25, 2007, Newfield issued its @NFX publication, which includes additional hedges since its last update in early August and updated tables detailing complete hedging positions as of September 24, 2007. A copy of this publication is furnished herewith as Exhibit 99.1. The statements set forth in this publication regarding estimated or anticipated production for future periods are forward looking and are based upon assumptions and anticipated results that are subject to numerous uncertainties. Actual results may vary significantly from those anticipated due to many factors including drilling results, oil and gas prices, the prices of goods and services, the availability of drilling rigs and other support services, the availability of capital resources and the availability of refining capacity.

Item 8.01  Other Events

On September 25, 2007, Newfield issued a press release providing an update regarding its producing property sales. Year-to-date, Newfield has entered into transactions to sell or has closed on sales for aggregate proceeds of more than $1.8 billion. A copy of the press release is furnished herewith as Exhibit 99.2.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

	99.1	@NFX publication issued by Newfield Exploration Company on September 25, 2007.
	99.2	Press release issued by Newfield Exploration Company on September 25, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: September 27, 2007	By:	/s/ TERRY W. RATHERT
Terry W. Rathert
Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	@NFX publication issued by Newfield Exploration Company on September 25, 2007.
99.2	Press release issued by Newfield Exploration Company on September 25, 2007.